EXHIBIT 99.1

NEWS FOR RELEASE: 7/28/2005, 4:00 p.m. EDT               CONTACT:  Lee Brown
                                                         719-481-7213
                                                         lbrown@ramtron.com

                   RAMTRON REPORTS SECOND-QUARTER 2005
                            FINANCIAL RESULTS

COLORADO SPRINGS, CO - July 28, 2005 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), the leading supplier of nonvolatile ferroelectric random access memory (FRAM) products, today reported its financial results for the second quarter ended June 30, 2005. Ramtron's revenue for the second quarter of 2005 totaled $11.1 million, compared with $14.7 million for the same quarter of 2004. The year-over-year revenue decline was due principally to the planned wind-down of sales to ENEL, which is expected to continue through 2005, as well as lower Mushkin revenue. Second-quarter net loss from continuing operations, as reported under U.S. generally accepted accounting principles (GAAP), was $3.7 million, or a loss of $0.16 per share (basic and diluted). This compared with net income from continuing operations of $1.2 million, or $0.05 per share (basic and diluted), for the second quarter of 2004.

Included in the second-quarter 2005 results under GAAP were charges of $4.0 million, of which approximately $3.8 million were non-cash, for impairment of goodwill and long-lived assets and an inventory provision, all related to the divestiture of the company's Mushkin Inc. subsidiary (Ramtron's former DRAM products segment), as announced on July 26, 2005. Excluding the effects of these charges and Mushkin's results of operations, second-quarter net income from continuing operations would have been $348,000, or $0.02 per share (basic and diluted). Beginning in the third quarter of 2005, Mushkin's operations will be discontinued and excluded from Ramtron's continuing operations.

The previously mentioned net income of $348,000 was arrived at by reducing the company's second-quarter net loss of $3.7 million by the aforementioned $4.0 million charge and subtracting Mushkin's net loss for the quarter.

"Again, we posted record core FRAM product revenue during the second quarter, with sales of $6.6 million," commented Bill Staunton, Ramtron's CEO. "Core FRAM sales were up 8% over the prior quarter, and up 22% over the same quarter last year, which kept us on an 80% compound annual growth rate curve since the first quarter of 2003.

"Sales during the quarter were concentrated in our top markets," Staunton continued. "Sales for multifunction printers and copiers remained strong, and a consumer inkjet printer manufacturer made our top ten customer list this quarter. In addition, automotive instrumentation and navigation systems were among key end market applications for our FRAM products. All regions performed well, with Asia showing the strongest results.

                                    Page-1

"With the recent sale of our Mushkin unit, we are now entirely focused on the growth and development of our semiconductor product business," Staunton continued. "Aside from near-term sales objectives, our emphasis will be on broadening our product lines with targeted product development activities."

Second-Quarter FRAM Semiconductor Product Highlights:
----------------------------------------------------

- Total FRAM product revenue, which included core FRAM and ENEL product sales, was $8.2 million, up 10% from the prior quarter and down 16% from the year-ago quarter

- Overall gross margin for FRAM products was 50%, compared with 41% for the prior quarter and 53% for the year-ago quarter

- Core FRAM product sales, which excluded sales to ENEL, increased 8% from the prior quarter to $6.6 million, or 80% of total FRAM product revenue; core FRAM product sales were $6.1 million, or 81% of total FRAM product revenue, for the first quarter of 2005 and $5.4 million, or 55% of total FRAM product revenue, for the year-ago quarter

- Sales to ENEL increased by 16% from the prior quarter to $1.7 million, or 20% of total FRAM product revenue; ENEL sales were $1.4 million, or 19% of total FRAM product revenue, for the first quarter of 2005 and $4.4 million, or 45% of total FRAM product revenue, for the second quarter of 2004

- Mixed-signal and integrated FRAM product revenue, which was included in core FRAM product sales, increased 17% from the first quarter of 2005 to $324,000 (Ramtron introduced its mixed-signal product line in the fourth quarter of 2003).

Business Outlook
----------------

The following statements are based on Ramtron's current expectations of results for continuing operations, which will exclude the discontinued operations of the recently divested Mushkin subsidiary. These statements are forward-looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

- Product revenue for the third quarter ending September 30, 2005, which will now consist of FRAM only, is currently anticipated to be between $7.5 million and $8.5 million

- Other revenue for the third quarter, including license and development fees, royalties and customer-sponsored research and development, is expected to be approximately $400,000

                                    Page-2

- Gross margin for the third quarter is currently anticipated to be 47% to 52%; operating expenses are expected to be between $3.7 million and $4.2 million

- As announced previously, the company plans to take a pre-tax charge of approximately $1.6 million for the third quarter of 2005, of which $1.2 million is expected to be non-cash, to account for costs associated with the recent repayment of the company's fixed-rate convertible debentures

- Revenue projections are based on, among other things, assumptions that FRAM product orders, including the rate of shipments to Ramtron's principal FRAM customer ENEL, will conform to management's current expectations. Costs and expenses fluctuate over time, primarily due to intermittent, non-recurring engineering charges for the development of new products.

Conference Call
---------------

Ramtron management's teleconference will be webcast live and a replay will be available for seven days. Ramtron plans to inaugurate a new teleconference webcast format with today's call. Management will webcast PowerPoint slides to support its prepared remarks on quarterly results and business outlook, and will then host a live question-and-answer session with institutional investors and research analysts. The company plans to extend the Q&A session by inviting questions from individual investors, who will enter them from their personal computers or handheld devices. Management will read the questions aloud to the teleconference audience and then respond accordingly.

How to Participate
------------------

Ramtron Second-Quarter 2005 Results Teleconference
July 28, 2005 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A telephonic replay will also be available for seven days after the live call at (706) 645-9291, code #7930664.

Cautionary Statements
---------------------

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements

                                    Page-3
include statements about Ramtron's expected revenue, gross margin and operating expenses for the third quarter of 2005. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products and the products of ENEL; order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to secure and maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; our foundry partner's timely ability to successfully manufacture products for Ramtron; our foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's foundry or test and assembly contractor relationships; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and processes; and the risk factors listed from time to time in Ramtron's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005. Copies of Ramtron's Forms 10-K, 10-Q, and 8-K, and any other documents are available at no charge at the SEC's website (www.sec.gov), from commercial document retrieval services, or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is dedicated to the design, development and sale of ferroelectric RAM or FRAM memory products.

                       (financial statements attached)

                                    Page-4

                        RAMTRON INTERNATIONAL CORPORATION
                       SECOND-QUARTER FINANCIAL HIGHLIGHTS
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per-share amounts)
                                 (Unaudited)

                                    Three Months Ended    Six Months Ended
                                         June 30,              June 30,
                                      2005     2004         2005      2004
                                    --------  --------    --------  --------
Revenue:
  Product sales                     $10,669   $14,106     $23,163   $27,059
  License and development fees          179       179         358       358
  Royalties                             158       211         389       418
  Customer-sponsored research
    and development                     125       240         250       383
                                    --------  --------    --------  --------
                                     11,131    14,736      24,160    28,218
                                    --------  --------    --------  --------
Costs and expenses:
  Cost of product sales exclusive
    of provision for inventory
    write-off                         6,449     8,334      14,668    16,048
  Provision for inventory write-off     134        60       1,007       120
  Research and development            1,548     1,689       3,260     3,054
  Customer-sponsored research
    and development                     155       249         320       390
  General and administrative          1,044     1,394       2,036     2,551
  Sales and marketing                 1,676     1,507       3,193     3,028
  Impairment of goodwill              3,435        --       3,435        --
  Impairment of long-lived assets       359        --         359        --
                                    --------  --------    --------  --------
                                     14,800    13,233      28,278    25,191
                                    --------  --------    --------  --------
Operating income (loss) from
  continuing operations              (3,669)    1,503      (4,118)    3,027

Interest expense, related party         (81)     (101)       (162)     (245)
Interest expense, other                (183)     (234)       (393)     (451)
Other income (expense), net             233        10         251        16
                                    --------  --------    --------  --------
Income (loss) from continuing
  operations before income
  tax provision                      (3,700)    1,178      (4,422)    2,347
Income tax provision                     --       (21)         --       (21)
                                    --------  --------    --------  --------
Income (loss) from continuing
  operations                         (3,700)    1,157      (4,422)    2,326
(Loss) gain from discontinued
  operation                             239       (19)        239      (352)
                                    --------  --------    --------  --------
Net income (loss)                   $(3,461)  $ 1,138     $(4,183)  $ 1,974
                                    ========  ========    ========  ========

                                    Page-5

Net income (loss) per common share:

Basic:
  Income (loss) from continuing
    operations                      $ (0.16)  $  0.05     $ (0.20)  $  0.10
  Income (loss) from discontinued
    operation                          0.01        --        0.01     (0.01)
                                    --------  --------    --------  --------
  Total                             $ (0.15)  $  0.05     $  0.19   $  0.09
                                    ========  ========    ========  ========
Diluted:
  Income (loss) from continuing
    operations                      $ (0.16)  $  0.05     $ (0.20)  $  0.10
  Income (loss) from discontinued
    operation                          0.01        --        0.01     (0.02)
                                    --------  --------    --------  --------
      Total                         $ (0.15)  $  0.05     $ (0.19)  $  0.08
                                    ========  ========    ========  ========
Weighted average common
  shares outstanding:

Basic                                22,422    22,199      22,419    22,197
                                    ========  ========    ========  ========
Diluted                              24,422    24,119      22,419    23,636
                                    ========  ========    ========  ========

                                    Page-6

                          CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)
                                  (Unaudited)

                                                    June 30,     December 31,
                                                     2005            2004
                                                    -------      ------------

ASSETS

Current assets:
  Cash and cash equivalents                         $ 3,165        $ 6,603
  Accounts receivable, net                            6,760          8,606
  Inventories                                         6,328          5,769
  Other current assets                                  563            441
                                                    -------        -------
Total current assets                                 16,816         21,419

Property, plant and equipment, net                    4,256          3,991
Goodwill, net                                           585          4,020
Intangible assets, net                                3,890          3,797
Other assets                                            332            426
                                                    -------        -------
Total assets                                        $25,879        $33,653
                                                    =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  $ 2,330        $ 3,765
  Accrued liabilities                                 1,826          2,957
  Deferred revenue                                    1,047          1,350
  Current portion of long-term debt                     250            250
  Liabilities of discontinued operation                  --            239
                                                    -------        -------
Total current liabilities                             5,453          8,561

Long-term deferred revenue                            4,378          4,986
Long-term debt                                        4,968          4,914
                                                    -------        -------
Total liabilities                                    14,799         18,461

Stockholders' equity                                 11,080         15,192
                                                    -------        -------
                                                    $25,879        $33,653
                                                    =======        =======

                                    Page-7